SUNLINK HEALTH SYSTEMS, Inc.

NOTE PURCHASE AGREEMENT

$700,000

15.0% PROMISSORY NOTE

Dated as of March     , 2003

EXHIBITS & SCHEDULES

Exhibit A	Form of Promissory Note

Exhibit B	Form of Warrant

Exhibit C	Form of Pledge Agreement

Exhibit D	Form of Warrantholders Rights Agreement

NOTE PURCHASE AGREEMENT

SUNLINK HEALTH SYSTEMS, INC.

$700,000

15.0% Promissory Note

Dated as of March     , 2003

CHATHAM INVESTMENT FUND I, LLC

100 Galleria Parkway, Suite 270

Atlanta, Georgia 30339

Attn: Brian G. Reynolds

Ladies and Gentlemen:

SunLink Health Systems, Inc., an Ohio corporation (the “Company”), proposes to issue and sell to Chatham Investment Fund I, LLC, a Delaware limited liability company (the “Purchaser”), a 15.0% Promissory Note due March             , 2006 in the aggregate principal amount of $700,000 (the “Note”) substantially in the form of Exhibit A hereto.

The sale of the Note and the Warrant to Purchaser will be made without registration of the Note or the Warrant under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption therefrom provided by Section 4(2) of the Securities Act.

The Company hereby agrees with Purchaser as follows:

1.    PURCHASE AND SALE OF THE NOTE AND WARRANT.    The Company agrees to issue and sell the Note and the Warrant (as defined below) to Purchaser as hereinafter provided, and Purchaser, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase the Note in exchange for $700,000.

2.    PAYMENT FOR THE NOTES.    Payment for the Note and the Warrant shall be made to the Company or to its order by wire transfer or other same day funds on the Closing Date (as defined below) to the account designated in writing to Purchaser. The closing shall occur at the offices of Borrower, 900 Circle 75 Parkway, Suite 1300, Atlanta, Georgia at 10:00 A.M., Atlanta, Georgia time on March             , 2003 or at such other date or time as may be mutually agreed upon. The time and date of such payment are referred to herein as the “Closing Date.”

Payment for the Note and the Warrant shall be made against delivery to the Purchaser of the Note and the Warrant registered to Purchaser.

3.     INTEREST ON THE NOTE.    Interest shall accrue on the unpaid principal amount of the Note from and including the Closing Date, at an interest rate of 15.0% perannum, payable at the election of the holder in cash or by wire transfer of immediately available funds to the respective account designated in writing by Purchaser, monthly in arrears on the last day of each month (or, if the last day of any such month is not a Business Day, on the next Business Day after such last day). Interest on the Note will be computed on the basis of a 360-day year composed of twelve 30-day months. The Note shall bear interest on any overdue principal, including any overdue payment or prepayment of principal and premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 2% per annum in excess of the interest rate applicable to timely payments thereon.

4.    WARRANT.

4.1    On the Closing Date, Parent shall deliver to Purchaser, in consideration for executing this Agreement, a warrant exercisable for 17,500 shares of Common Stock (together with any substitutions or replacements therefor, the “Warrant”) and shall have a nominal exercise price. The Warrant shall be substantially in the form of Exhibit B hereto, and shall be duly executed and registered in Purchaser’s name. The Warrant shall be fully earned by Purchaser by its execution hereof. The number of shares of Common Stock for which the Warrant is exerisable is subject to adjustment pursuant to certain provisions contained therein.

4.2    Parent, Company and Purchaser agree that, for Federal income tax purposes (i) the Warrant together with the Note constitute an investment unit, and (ii) the aggregate issue price of the Note is $700,000 and the aggregate purchase price of the Warrant is $0. Neither Parent nor Company shall voluntarily take any action inconsistent with the agreement set forth in the immediately preceding sentence.

5.    CONDITIONS PRECEDENT.    The obligations of Purchaser under Section 2 are subject to the following conditions:

5.1     The representations and warranties of the Company contained herein are true and correct on and as of the Closing Date in all material respects with respect to all representations and warranties qualified by a reference to materiality or to any Material Adverse Effect and in all respects with respect to all other representations and warranties as if made on and as of the Closing Date, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

5.2    Purchaser shall have received:

(a)    This Agreement or counterparts hereof, duly executed and delivered by the Company and Purchaser;

(b)    The Note, duly executed and delivered by the Company;

(c)    The Warrant, duly executed and delivered by the Company;

(d)    The Warrantholders Rights Agreement, duly executed and delivered by the Company;

(e)    The Pledge Agreement in the form attached hereto as Exhibit C or counterparts thereof, along with all promissory notes and other collateral pledged thereunder and such endorsements, allonges or other instruments with respect thereto, duly executed and delivered by the Company and Purchaser;

(f)    A copy of the resolutions in form and substance reasonably satisfactory to them, of the Boards of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Warrant, the Related Transactions and any other documents contemplated hereby or thereby, certified as of the Closing Date by the secretary or an assistant secretary of the Company, and such certificate(s) shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

(g)    A certificate of the secretary or an assistant secretary of the Company, dated as of the Closing Date, certifying as to the incumbency and signatures of the officers of the Company executing this Agreement, the Warrant and any certificate or other documents to be delivered by either of them pursuant hereto, together with evidence of the incumbency of such secretary or assistant secretary;

(h)    The unaudited Consolidated balance sheet and statement of income of the Company and its Subsidiaries for the monthly period ended January 31, 2003 (all in reasonable detail and form acceptable to Purchaser), prepared in accordance with GAAP and fairly presenting, in all material respects, the financial position of the Persons covered thereby at the date thereof and the results of their operations for such period, subject only to normal year-end audit adjustments and the addition of footnotes;

(i)    Copies of the certificate of incorporation of the Company and all amendments thereto certified by the Secretary of State of Ohio, together with copies of the by-laws of the Company certified as accurate and complete by the secretary or assistant secretary of the Company; and

(j)    Good standing certificates for the Company, dated as of a recent date prior to the Closing Date, issued by the Secretary of State of the State Ohio.

5.3    Purchaser shall have received an officer’s solvency certificate supporting the conclusions that, after giving effect to the transactions contemplated by this Agreement, the Warrant and the Related Transactions and the contemplated borrowings of the full amounts available thereunder, the Company, individually and on a Consolidated basis with its subsidiaries, will not be insolvent, will not be rendered insolvent by the indebtedness incurred in connection therewith, will not be left with unreasonably small capital with which to engage in its business or will not have incurred debts, including contingent obligations, beyond its ability to pay such debts as they mature.

5.4    The Company shall have duly executed and delivered to Purchaser a true, correct and complete copy of each of the Related Transaction Documents, together with evidence satisfactory to Purchaser in its sole good faith discretion of the satisfaction (without waiver) of all other conditions to the closing of the Related Transactions scheduled to be closed on the Closing Date, and that all transactions contemplated by the Related Transaction Documents to be consummated on or before the Closing Date will take place prior to or simultaneously with the transactions hereunder contemplated to take place on the Closing Date.

5.5    Satisfaction of Purchaser in its sole good faith discretion as to the absence of any event, act, condition or occurrence of whatever nature that constitutes, or could reasonably be expected to result in, a Material Adverse Effect since June 30, 2002.

5.6    Purchaser shall have received on and as of the Closing Date a certificate signed by an appropriate officer of the Company in which such officer shall state (i) that the representations and warranties in this Agreement, the Note and the Warrant are true and correct in all material respects, as if made at and as of the Closing Date, (ii) that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder or thereunder in all material respects at or prior to the Closing Date, (iii) that subsequent to June 30, 2002 no Material Adverse Effect shall have occurred, and (iv) there has not occurred any default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject and which default has resulted, or created a material risk of resulting, in a Material Adverse Effect.

5.7    Purchaser and its counsel and other advisors shall have received all costs, fees and expenses payable to it on the Closing Date, including, without limitation, the commitment fee to Purchaser in the amount of $17,500.

5.8    The Company shall have received any and all necessary consents and shall have made any and all filings necessary in connection with the consummation of the transactions contemplated by this Agreement and the Related Transaction Documents.

5.9    On or prior to the Closing Date the Company shall have furnished to Purchaser such further certificates and documents as Purchaser shall reasonably request.

6.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OTHER CREDIT PARTIES.    To induce Purchaser to enter into this Agreement and purchase the Note and the Warrant as provided herein, the Company represents and warrants to Purchaser that:

6.1     Corporate Existence and Power.    The Company is duly organized, validly existing and in good standing under the laws of the state of its organization, and has all organizational powers and all material governmental licenses, authorizations, consents and approval required to carry on its business as now conducted and as from time to time will be conducted. The Company is qualified to do business as a foreign organization in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

6.2    Corporate and Governmental Authorization; No Contravention.    The execution, delivery and performance by the Company of the Financing Documents to which it is a party are within its organizational powers, have been duly authorized by all necessary organizational action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene or constitute a default under, any provisions of applicable law or regulation the violation of which could reasonably be expected to have a Material Adverse Effect, or of the Organizational Documents of the Company, or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company.

6.3    Binding Effect.

(a)    Each of the Financing Documents constitutes a valid and binding agreement of the Company in each case enforceable in accordance with its respective terms, subject to: (i) the effect of any applicable bankruptcy, fraudulent transfer, moratorium, insolvency, reorganization or other similar laws affecting the rights of creditors generally; and (ii) the effect of general principles of equity whether applied by a court of equity or law.

(b)    The Company has reserved and will keep available for issuance upon exercise of the Warrant the total number of Warrant Shares deliverable upon such exercise from time to time outstanding. The issuance of the shares of Common Stock issuable upon the exercise of the Warrant has been duly and validly authorized and, when issued and sold in accordance with the Warrant, Warrant Shares will be duly and validly issued, fully paid and nonassessable and free of preemptive rights.

6.4    No Default.    No Default has occurred and is continuing and neither the Company nor any of its Subsidiaries is in default under or with respect to any material contract, agreement, lease or other material instrument to which it is a party or by which its property is bound or affected.

6.5    Taxes.    All Federal, state and local tax returns, reports and statements required to be filed by or on behalf of the Company and its Subsidiaries prior to the date hereof have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and all taxes (including real property taxes) and other charges shown to be due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof, except any of the foregoing as may be subject to a Permitted Contest and except for such filings or payments, the failure to make which

(individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. All state and local sales and use taxes required to be paid by the Company and its Subsidiaries prior to the date hereof have been paid, except any of the foregoing as may be subject to a Permitted Contest and except for such payments, the failure to make which (individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect. All federal and state returns have been filed by the Company for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefore have been made. For the avoidance of doubt, such payments, returns, reports and statements do not include any of the foregoing with respect to Medicare, Medicade or Tricare programs.

6.6    Brokers.    No broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and the Company does not or will not have any obligation to any Person in respect of any finder’s or brokerage fees in connection herewith or therewith.

6.7    Full Disclosure.    None of the information (financial or otherwise) furnished to Purchaser by or on behalf of the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated by any of the Financing Documents nor any forms, reports or documents required to be filed by the Company with the Securities and Exchange Commission the contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made; provided that with respect to projected financial information the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. As of the date hereof, no fact is actually known to the Company or any of its Subsidiaries which has resulted, or in the future (so far as the Company or any of its Subsidiaries can reasonably foresee) will result, or creates a material risk of resulting, in any Material Adverse Effect, except to the extent that present or future general or industry economic conditions may result in a Material Adverse Effect or as otherwise disclosed in the Company’s filings with the Securities and Exchange Commission. All financial projections delivered, if any, to Purchaser have been prepared on the basis of the assumptions stated therein.

6.8    Representation and Warranties Incorporation from Other Operative Documents.    As of the Closing Date, each of the representations and warranties made in the Financing Documents by each of the parties thereto is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though set forth in their entirety herein, as qualified therein.

6.9    Solvency.    Both before and after giving effect to (a) the loan to be made or extended on the Closing Date and the issuance of the Warrant on the Closing Date, (b) the disbursement of the proceeds of such loan pursuant to the instructions of the Company, (c) the consummation of the transactions contemplated in the Financing Documents and the Related Transaction Documents, and (d) the payment and accrual of all transaction costs in connection with the foregoing, the Company and each of its Subsidiaries is solvent.

7.    PAYMENT OF NOTES.    Except as expressly provided in Section 7.2 or 7.3, the Company may not prepay all or any part of the principal amount of the Note. The Company covenants that so long as the Note is outstanding:

7.1    Amortization of Note.    The Company shall repay the entire principal amount of the Note then outstanding on March             , 2006, together with all accrued and unpaid interest thereon. On any accelerated maturity of the Note, the Company will pay the entire principal amount of the Note then outstanding together with all accrued and unpaid interest thereon.

7.2    Voluntary Prepayments.    The Company may, from and after the Closing Date, without penalty or premium upon 5 Business Days’ prior written notice thereof from the Company to Purchaser, redeem the Note, in whole or in part; provided that any such redemptions shall be in a minimum amount of $100,000 and integral multiples of $100,000 in excess of such amount, plus all accrued and unpaid interest including the date of redemption with respect to such amount redeemed.

7.3    Mandatory Prepayments.    Subject to the subordination agreement, dated of even date herewith, between General Electric Capital Corporation, HealthMont, Inc. and the Company, all amounts received by the Company with respect to the HealthMont Loan Documents shall be used to immediately prepay the Note, such amounts to be applied by Purchaser, first, pay any and fees            , costs and expenses of Purchaser then due and owing by the Company; second, to repay the principal among of the Note then outstanding; and third, to pay all accrued and unpaid interest thereon.

8.    AFFIRMATIVE COVENANTS.    Company hereby covenants and agrees with Purchaser to comply with such of the following provisions as are applicable to it (except as otherwise agreed or consented to or waived in writing by Purchaser):

8.1    Integration.    The Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the Securities Act with the offerings of the Note and the Warrant by the Company to Purchaser contemplated hereby in any manner that would require the registration of such securities under the Securities Act.

8.2    Solicitation.    Neither the Company, its Affiliates nor any person acting on its or their behalf, have offered or sold, or have solicited or will solicit any offer to buy or offer to sell, the Note or the Warrant by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of, or prohibited by, Section 4(2) of the Securities Act.

8.3    Available Information.    While the Note and/or the Warrant remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company will, during any period in which it is not subject to Section

13 or 15(d) of the Exchange Act, make available to Purchaser in connection with any sale thereof, in each case as soon as is reasonably practicable upon written request of Purchaser, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act (or any successor thereto), provided that Purchaser agrees to maintain the confidentiality of any such information which has not been disclosed to the public.

8.4    [Intentionally omitted].

8.5    Information Covenants.    Company will furnish or cause to be furnished to Purchaser or the registered holder of the Note, the Warrant and/or the Warrant Shares:

(a)    Quarterly Statements.    As soon as available, but in any event within 60 days after the end of each fiscal quarter of the Company, duplicate copies of:

(i)    consolidated balance sheets of the Company and its Subsidiaries as at the end of such quarter, and

(ii)    consolidated statements of income and stockholders’ equity of the Company and its Subsidiaries for such quarter and, in addition, statements of cash flow, in each case, for the portion of the fiscal year ending with such quarter, in each case prepared in accordance with GAAP applicable to periodic financial statements generally, and fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, subject to changes resulting from normal year-end adjustments.

(b)    Annual Statements.    As soon as available, but in any event within 105 days after the end of each fiscal year of the Company, duplicate copies of:

(i)    consolidated balance sheets of the Company and its Subsidiaries as at the end of such year, and

(ii)    consolidated statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such year,

in each case prepared in accordance with GAAP, fairly presenting, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion (i) shall state that such financial statements (other than consolidating statements) present fairly, in all material respects, the financial position of the Persons being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements (other than consolidating statements) has been made in accordance with generally accepted auditing standards in the United States, and that such audit provides a reasonable basis for such opinion in the circumstances, and (ii) shall not contain any “going concern” qualification.

(c)    Certificate of Chief Financial Officer.     Concurrently with the delivery of the financial statements referred to in subsections (a) and (b) of this Section 8.5, a certificate of the Chief Executive Officer or Chief Legal Officer and the Chief Financial Officer or Chief Accounting Officer of the Company stating that (i) to the best of such officer’s actual knowledge, the Company and each of its Subsidiaries has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Financing Documents to be observed, performed or satisfied by it, (ii) neither officer has obtained knowledge of any Default except as specified in such certificate, and (iii) to the best of such officer’s knowledge, such financial statements have been prepared in accordance with GAAP (with respect to quarterly financial statements, subject to the absence of footnotes and changes resulting from normal year-end adjustments) and fairly present, in all material respects, the financial position of the Persons being reported on and their results of operations and cash flows.

(d)    Other Information.    Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by the Company or any of its Subsidiaries to its securityholders or made available generally by the Company or any of its Subsidiaries and all regular and periodic reports and all registration statements and final prospectuses, if any, filed by the Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any other governmental authority succeeding to any of its functions and, promptly upon request, such additional financial and other information as Purchaser may from time to time reasonably request.

(e)    Notice of Default or Event of Default or Litigation.    Promptly, but in any event within 3 Business Days, after any senior officer of the Company or any of its Subsidiaries becomes aware of the existence of any Default, or of any litigation, individually or in the aggregate, involving the Company or any Subsidiary in an amount of more than $500,000 in excess of applicable insurance coverage (excluding the Company’s and its Subsidiaries’ self-insurance basket in the amount of $1,000,000), a written notice thereof to Purchaser specifying the nature and existence thereof and what action the Company or such Subsidiary is taking or proposes to take with respect thereto.

(f)    Additional Information to Holders of Other Indebtedness.    Simultaneously with the furnishing of such information to any other holder of Indebtedness of the Company or any of its Subsidiaries, (i) copies of all other financial statements, reports or projections with respect to the Company or any of its Subsidiaries which are broader in scope or on a more frequent basis than the such Person is required to provide under this Agreement and (ii) copies of all studies, reviews, reports or assessments that reveal circumstances, events or other matters that could reasonably be expected to have a Material Adverse Effect.

(g)    Notices Related HealthMont Loan Documents.    Promptly (but in any event within 3 Business Days) after receipt by the Company of any notice with respect to the prepayment of HealthMont Loan, copies of such communication.

8.6    Books, Records and Inspections.    The Company will, and will cause each of its Subsidiaries to, keep true and correct books of records and accounts in which full and correct entries will be made of all their business transactions, all sufficient to all for the preparation of the Company’s financial statements in accordance with GAAP. The Company will, and will cause each of its Subsidiaries to, permit, upon 1 Business Days prior notice to the chief executive officer or chief financial officer of the Company (or with no prior notice if a Default or Event of Default then exists), officers and designated representatives of Purchaser to visit and inspect any of the properties or assets of the Company and of any of its Subsidiaries, and to examine the books and records of the Company and of any of its Subsidiaries, all at such reasonable times and intervals during normal business hours and to such reasonable extent as the Purchaser may reasonably request.

8.7    Maintenance of Property; Insurance.

(a)    The Company and its Subsidiaries will exercise commercially reasonable efforts to maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in its businesses and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and will maintain and renew as necessary all material licenses, permits and other clearances necessary to use and occupy such properties, except where the failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

(b)    The Company and its Subsidiaries will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business which are of an insurable character against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

8.8    Payment of Taxes.    The Company will, and will cause each of its Subsidiaries to, pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than Liens for taxes, assessments or governmental charges or claims that are not yet delinquent) or charge upon any properties of the Company or any of its Subsidiaries or cause a failure or forfeiture of title thereto;

provided that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset that may become subject to such Lien, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required under GAAP.

8.9     Corporate Franchises.    The Company will continue to engage in business of the same general type as is conducted by it immediately prior to the Closing Date and will do or cause to be done all things necessary to preserve and keep in full force and effect their existence and authority as a corporation.

8.10     Compliance with Statutes, etc.    The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including all applicable Environmental Laws), except where such noncompliance could not reasonably be expected to result in a Material Adverse Effect.

8.11    Performance of Obligations.    The Company will, and will cause each of each of its Subsidiaries to, perform in all material respects all of their respective obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which they are bound or to which they are a party, except where such nonperformance could not reasonably be expected to result in a Material Adverse Effect.

8.12    Use of Proceeds.    All proceeds of the sale of the Note shall be used (i) to advance funds by the Company to HealthMont, (ii) to partially pay certain of HealthMont’s obligations to General Electric Capital Corporation, (iii) to pay certain expenses to be incurred in connection with the Merger, (iv) to fund certain fees and expenses associated with the sale of the Note and Warrant hereunder, and (iii) the remainder for general corporate purposes.

8.13    Purchase Price of the Note; Additional Taxes.    The Company agrees with Purchaser that, for purposes of Sections 1271 through 1275 of the Code, the aggregate purchase price of the Note shall be $700,000.00 and that such price will be appropriately used by the Company and Purchaser for financial reporting and income tax purposes.

8.14    Access.    The Company shall, and cause each of its Subsidiaries to, during normal business hours, from time to time upon 1 Business Days’ prior notice as frequently as Purchaser determines to be appropriate: (a) provide Purchaser and any of their officers, employees and agents access to its properties, facilities, advisors and employees (including officers) of the Company and each of its Subsidiaries, (b) permit Purchaser, and any of their officers, employees and agents, to inspect, audit and make extracts from the Company’s and each of its Subsidiaries’ books and records, and (c) permit Purchaser, and their officers, employees and agents, to inspect, review, evaluate and make test verifications and counts of the accounts, inventory and other assets of the

Company and each of its Subsidiaries. If a Default or Event of Default has occurred and is continuing or if access is necessary to preserve or protect the Collateral as determined by Purchaser, Company and each of its Subsidiaries shall provide such access to Purchaser at all times and without advance notice. Furthermore, so long as any Event of Default has occurred and is continuing, the Company shall provide Purchaser with access to its suppliers and customers. The Company and each of its Subsidiaries shall make available to Purchaser and their counsel, as quickly as is possible under the circumstances, copies of all books and records that Purchaser may reasonably request. Company and each of its Subsidiaries shall deliver any document or instrument necessary for either Purchaser, as it may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Company or any of its Subsidiaries.

8.15     Further Assurances.    The Company will at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances (x) as may from time to time be necessary or as Purchaser may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby.

9.    NEGATIVE COVENANTS.    For so long as any Obligation is outstanding, the Company shall, and shall cause each of its Subsidiaries to, comply with each of the covenants in this Section 9; provided, however, the Company and its Subsidiaries shall be excused from complying with the covenants set forth in Sections 9.1 through 9.6 below during each period that the Leverage Ratio of the Company and its Subsidiaries on a consolidated basis for the four fiscal quarters most recently ended (both before and after giving effect to any action of the Company or its Subsidiaries that in the absence of this proviso would violate such covenants) does not exceed 4.00 to 1.00:

9.1     Indebtedness.    Neither the Company nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness, except (without duplication):

(a)    the Obligations;

(b)    unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(c)    Indebtedness in an aggregate amount of not more than $22,650,000 outstanding at any one time pursuant to that certain Loan Agreement, dated January 31, 2001, between SunLink Healthcare Corp., its Subsidiaries, and NHS, Inc.;

(d)    Indebtedness in an aggregate amount of not more that $10,000,000 outstanding at any one time pursuant to that certain Master Loan Agreement, dated December 31, 2001, between DVI Financial Services, Inc. and SunLink Healthcare Corp., Southern Health Corporation, Southern Health Corporation of Dahlonega, Inc., Southern Health Corporation of Ellijay, Inc., Southern Health

Corporation of Jasper, Inc., Southern Health Corporation of Houston, Inc., Clanton Hospital, Inc., and Dexter Hospital, Inc.;

(e)    Indebtedness in an aggregate amount of not more that $5,100,000 outstanding at any one time pursuant to that certain Loan and Security Agreement, dated December 31, 2001, between DVI Financial Services, Inc. and SunLink Healthcare Corp., Southern Health Corporation, Southern Health Corporation of Dahlonega, Inc., Southern Health Corporation of Ellijay, Inc., Southern Health Corporation of Jasper, Inc., Southern Health Corporation of Houston, Inc., Clanton Hospital, Inc., and Dexter Hospital, Inc.;

(f)    Indebtedness in an aggregate amount of not more that $6,000,000 outstanding at any one time pursuant to that certain Loan Agreement, dated September 30, 2002, between SunLink Healthcare Corp., Southern Health Corporation, Southern Health Corporation of Jasper, Inc., the Company, and Bank of North Georgia;

(g)    purchase money Indebtedness with respect to fixed assets acquired by the Company or any of its Subsidiaries in the ordinary course of business in an aggregate amount not to exceed $1,000,000 at any time, provided that such Indebtedness is incurred within 20 days following such purchase and does not exceed 100% of the purchase price of the subject assets;

(h)    Indebtedness with respect to surety bonds and letters of credit obtained by the Company or any of its Subsidiaries in the ordinary course of business, including to secure their obligations with respect to applicable worker’s compensation laws and any self insurance;

(i)    Indebtedness of the Company and any of its Subsidiaries incurred to finance insurance premiums, in an aggregate amount not to exceed $2,000,000 outstanding at any time;

(j)    Indebtedness of the Company and any of its Subsidiaries arising pursuant to the Dexter Hospital Lease;

(k)    other Indebtedness in existence on the Closing Date and which is described on Disclosure Schedule 9.1; and

(l)    Indebtedness of the Company and its Subsidiaries permitted to be incurred pursuant to this Section 9 as a result of the Company’s and its Subsidiaries’ compliance with the Leverage Ratio set forth above.

9.2    Liens.    Neither the Company nor any of its Subsidiaries will create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except Permitted Liens.

9.3    Restricted Payments.    Neither the Company nor any of its Subsidiaries will make any Restricted Payment, except (i) regularly scheduled payments of interest on the Indebtedness set forth on Disclosure Schedule 9.1 when due and payable, (ii) any such payments made to the Company by any other Person, and (iii) any such payments made to Purchaser with respect to the Note, the Warrant or the shares of Stock issuable upon the exercise of the Warrant.

9.4    Merger, Consolidation, Sales of Assets.    Neither the Company nor any of its Subsidiaries will merge, consolidate or exchange shares with any other corporation where such Person does not survive such transaction as the surviving entity, or engage in any Asset Sale, except that (i) any Subsidiary of the Company may merge or consolidate with any other Subsidiary of the Company or into the Company, (ii) the Company may consummate the Merger, and (iii) the Company may make public offerings of its equity securities.

9.5    Purchase of Assets and Investments; New Subsidiaries; Joint Ventures.

(a)    Neither the Company nor any of its Subsidiaries will acquire any assets other than in the ordinary course of business, or make, acquire or own any Investment in any Person other than (i) Temporary Cash Investments, (ii) Investments in Subsidiaries, (iii) loans and advances to employees and officers of the Company and its Subsidiaries in the ordinary course of business not to exceed $500,000 in the aggregate at any one time outstanding; (iv) investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers not to exceed $1,000,000 in the aggregate; and (v) acquisitions of assets necessary to refurbish or renovate hospitals and related healthcare facilities of the Company or its Subsidiaries ..

(b)    Neither the Company nor any of its Subsidiaries will engage in any joint venture, partnership or similar engagement with any other Person.

9.6    Transactions with Affiliates.    Neither the Company nor any of its wholly-owned Subsidiaries will, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company and its wholly-owned Subsidiaries, on terms that are less favorable to such Person, than those which might be obtained at the time from a Person who is not an Affiliate of the Company; provided, however, that (i) none of the Company’s Subsidiaries shall be restricted from making any payment to the Company, including, without limitation, the payment to the Company of any management or similar fees, and (ii) the Company and its Subsidiaries shall be permitted to make payments for directors fees, executive compensation, legal fees and IT service fees paid to Affiliates in the ordinary course of business, so long as (x) the aggregate amount of all such fees does not exceed $2,000,000 in any fiscal year and (y) in the case of service providers, such fees do not exceed such provider’s usual and customary rates.

9.7     ERISA Matters.    Except as set forth on Disclosure Schedule 9.7, neither the Company nor any of the other Subsidiaries shall incur or suffer to exist any material accumulated funding deficiency within the meaning of ERISA or incur any material liability to the PBGC established under ERISA (or any successor thereto under ERISA) or otherwise take or fail to take any action with respect to any Plan where such action or failure has had or could reasonably be expected to result in a Material Adverse Effect.

9.8    Amendments or Waivers.    Without the prior written consent of Purchaser, neither the Company nor any of its Subsidiaries will agree to any amendment to or waiver of or in respect of its certificate of incorporation or Bylaws that has, or that Purchaser in good faithreasonablybelieves likely will have, a material adverse effect on the rights of Purchaser under this Agreement or any other Financing Document taken as a whole; and in making such determination the economic value of the Warrant and the other Obligations shall be taken as a whole. Notwithstanding anything contained in the previous sentence to the contrary, the Company shall be permitted to reduce any supermajority approval requirements to the minimum majority requirement permitted under Ohiolaw and to reincorporate itself in the State of Delaware.

9.9    Financial Covenant.    The Company and its Subsidiaries on a consolidated basis shall not permit the Leverage Ratio for the four fiscal quarter period ending on the last day of each fiscal quarter specified below to be greater that the ratio set forth below for such fiscal quarter:

Fiscal Quarter Ended	Leverage Ratio
March 31, 2003	5.75 to 1.00
June 30, 2003	5.75 to 1.00
September 30, 2003	5.75 to 1.00
December 31, 2003	5.75 to 1.00
March 31, 2004	5.75 to 1.00
June 30, 2004	5.75 to 1.00
September 30, 2004	5.75 to 1.00
December 31, 2004	5.75 to 1.00
Each fiscal quarter thereafter	4.75 to 1.00

10.    DEFAULTS.

10.1    Events of Default.

Each of the following specified events shall, upon its occurrence and during its continuance, constitute an “Event of Default”:

(a)     Payments.    The Company shall (i) default in the payment when due of any principal or premium of the Note, whether at maturity, upon redemption, upon acceleration or otherwise, (ii) default, and such default shall continue for 5 Business Days, in the payment when due of any interest on the Note or (iii) default, and such default shall continue for 5 Business Days, in any mandatory prepayment required by Section 7.3.

(b)    Representations, etc.    Any representation, warranty or statement made or deemed made by Company herein or in any written statement or certificate required to be delivered pursuant hereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

(c)    Covenants.

(i) The Company shall fail to comply with any of its covenants or agreements contained in Sections 8.7, 8.8 or 9 of this Agreement; or

(ii) The Company shall fail to comply with any other covenant or agreement contained in this Agreement and such failure continues unremedied for a period of at least 5 Business Days after the earlier of (x) a Financial Officer having actual knowledge of such default or (y) receipt by Company or any of its Subsidiaries of written notice from Purchaser of such default.

(d)    Bankruptcy, etc.    Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”) or authorize, by appropriate action of its board of directors or other governing body, the commencement of such a voluntary case; or an involuntary case is commenced against Company or any of its Subsidiaries and the petition is not dismissed within ninety days, after commencement of the case or Company or any of its Subsidiaries files an answer or other pleading within such ninety-day period admitting of or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Company or any of its Subsidiaries; or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, agreement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Subsidiaries makes a general assignment for the benefit of, or enters into a composition with, its creditors, or appoints, or consents to the appointment of, or suffers to exist, a receiver for, all or a substantial portion of its property.

(e)    Judgments.    Any final judgment is rendered for an amount such that the aggregate for all such judgments is in excess of $500,000 in any Fiscal Year in excess of applicable insurance coverage (and excluding the $1,000,000 self-insurance basket) for the Company and its Subsidiaries, taken together, which for a period of 60 consecutive days of such rendering or filing is not either vacated, discharged, stayed or bonded pending appeal.

(f)    Existence.    The Company shall initiate any action to dissolve, liquidate or otherwise terminate its existence other than the reincorporation of the Company in the State of Delaware.

(g)    Other Indebtedness.    The Company or any of its Subsidiaries shall fail to make any payment in respect of any Indebtedness (other than the Obligations) the aggregate outstanding principal amount of which Indebtedness, either singly or when aggregated with all other Indebtedness with respect to which the Company and/or its Subsidiaries have failed to make a payment, equals or exceeds $250,000 (a “Material Debt”), and such failure continues unremedied for a period of at least 5 Business Days.

(h)    Material Debt.    Any event or condition shall occur which (i) results in the acceleration of the maturity of any Material Debt (other than the Obligations) of the Company or any Subsidiary, or (ii) enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any Person acting on such holders behalf to accelerate the maturity thereof.

(i)    ERISA.    A Reportable Event shall occur which the Lenders determine in good faith constitutes grounds for the termination by the PBGC of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be so terminated or any such trustee shall be so requested or appointed, or if the Company or any of its Subsidiaries is in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Person’s complete or partial withdrawal from such Plan.

(j)    Change of Control.    There shall occur a Change of Control.

10.2    Notice to Holder.    When any Event of Default described in Section 10.1 has occurred and is continuing, the Company hereby agrees to provide notice to Purchaser, as provided in Section 15.9, within 3 Business Days of such event.

10.3    Acceleration of Maturities.    When any Event of Default described in Section 10.1 has occurred and is continuing, Purchaser may, by notice in writing to the Company, declare the entire principal, and all unpaid interest accrued on the Note to be, and the Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided that no such notice shall be required with respect to any Event of Default described in Section 10.1(d), and in such case, the aforedescribed acceleration of amounts owing under the Note shall be automatic. No course of dealing on the part of Purchaser or the holder the Note nor any delay or failure on the part of Purchaser or any holder of the Note to exercise any rights shall operate as a waiver of such right or otherwise prejudice such holder’s rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder the Note all costs and expenses incurred by them in the collection of the Note upon default hereunder or thereon, including reasonable fees and expenses of one separate firm of attorneys for such holders for all services rendered in connection therewith.

10.4    Remedies Cumulative.    In addition to the remedies herein conferred, the holder of the Note shall have all available remedies at law or in equity or by statute or otherwise. No remedy herein conferred upon the holder of the Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

10.5    Remedies Not Waived.    Except for such waiver or waivers as may have been agreed to in writing in accordance with Section 15.3, no course of dealing between the Company, on the one hand, and Purchaser or the holder of the Note, on the other hand, and no delay or failure in exercising any rights hereunder or under the Note in respect thereof shall operate as a waiver of any of the rights of the holder of the Note.

10.6    [Intentionally omitted].

10.7    Annulment of Defaults.    Once an Event of Default has occurred, such Event of Default shall be deemed to exist and be continuing for all purposes of the Financing Documents until (a) the time when Purchaser shall have waived such event of Default in writing, stated in writing that the same has been cured to their reasonable satisfaction or entered into an amendment to this Agreement which by its express terms cures such Event of Default, or (b) the time when the Company shall have objectively demonstrated to the reasonable satisfaction of Purchaser that such Event of Default has been cured, at which time such Event of Default shall no longer be deemed to exist or to have continued. No such action by Purchaser shall extend to or affect any subsequent Event of Default or impair any rights of the holder of the Note upon the occurrence thereof.

10.8    Attorney-in-Fact.    Any representative of Purchaser is hereby constituted and appointed attorney-in-fact with full power (which power, being coupled with an interest, shall be irrevocable so long as the Note shall be issued and outstanding) to file any claim, proof of debt or proof of claim in any such proceeding under the Bankruptcy Code or similar laws to the extent that such claims are not filed prior to 10 Business Days before the date on which such claims shall lapse.

11.    DEFINITIONS.    As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

“Affiliate” means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Parent or Company (a “Controlling Person”) or (ii) any Person (other than the Parent, Company or any Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term “control” of a Person means the possession, directly or indirectly, of the power: (A) to vote 20% or more of the voting securities of such Person (on a fully diluted basis) having ordinary power to vote in the election of the governing body of such Person or (B) to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Note Purchase Agreement, as the same may after its execution be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Asset Sale” means, except as provided in the next sentence, (A) any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of: (i) any Stock of any Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any of its Subsidiaries (including, without limitation, any hospital owned or operated by any such Person); or (iii) any other properties or assets of the Company or any of its Subsidiaries (including, without limitation, any hospital owned or operated by any such Person) other than in the ordinary course of business, or (B) any public offering of any debt or equity securities issued by the Company or any of its Subsidiaries. For the purposes of this definition, the term “Asset Sale” shall not include any transfer of properties and assets (a) that is by the Company or any of its Subsidiaries to the Company or any other Subsidiary in accordance with the terms of this Agreement, (b) that is of obsolete or worn out equipment, inventory or other assets in the ordinary course of business, or (c) the fair market value of which does not exceed $1,000,000 per year individually or in the aggregate.

“Bankruptcy Code” has the meaning provided in Section 10.1(e).

“Beldray Lease” means (i) that certain Rent Review Memorandum, dated August 30, 2000, between Rootmead Limited, Beldray Limited and KRUG International (UK) Limited, and (ii) that certain Counterpart/Revisionary Lease, dated August 30, 2000, between Rootmead Limited, Beldray Limited and KRUG International (UK) Limited.

“Business Day” means any day excluding Saturday, Sunday and any day which shall be in the City of New York or Atlanta, Georgia a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

“Change of Control” means the occurrence of any one or more of the following: (i) the stockholders of the Parent immediately prior to Closing Date shall cease to own, beneficially and of record, at least 51% of the outstanding Stock (without regard to the Warrant) of such entity, (ii) any Person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (A) shall have acquired beneficial ownership of 25% or more of any outstanding class of Stock having ordinary voting power in the election of directors of the Company or (B) shall obtain the power (whether or not exercised) to elect a majority of the Company’s directors, and (iii) the Board of Directors of the Company shall not consist of a majority of Continuing Directors (“Continuing Directors” meaning directors of such entity on the Closing Date and each other director, if such other director’s nomination for election to the

Board of Directors of such entity is recommended by a majority of the then Continuing Directors).

“Closing Date” has the meaning provided in Section 2.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the Company’s common stock, no par value.

“Company” is defined in the preamble.

“Consolidated”, when used with reference to any term, mean that term as applied to the accounts of any specified Person and all of its direct Subsidiaries (or other specified group of Persons), or such of its direct Subsidiaries as may be specified, consolidated (or combined) or consolidating (or combining), as the case may be, in accordance with GAAP and with appropriate deductions for minority interests in Subsidiaries.

“Consolidated Subsidiary” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

“Default” means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default, including the filing against the Company or any of the Company’s other Subsidiaries of a petition commencing an involuntary case under the Bankruptcy Code.

“Dexter Hospital Lease” means that certain Lease Agreement, dated March 31, 1999, by and between Dexter Community Regional Healthcare Foundation and Dexter Hospital, Inc.

“Dollars” means United States Dollars.

“EBITDA” means, for any period and for any Person, the consolidated net income of such Person and its consolidated Subsidiaries for such period, after all expenses and other charges plus (to the extent deducted in computing net income) interest expense, income taxes, depreciation and amortization, determined in accordance with GAAP and eliminating, without duplication: (i) all intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries of such Person unless actually received by such Person, (iii) all income arising from the forgiveness, adjustment, or negotiated settlement of any Indebtedness, (iv) any extraordinary items of income or expense, (v) any increase or decrease in income arising from any change in such Person’s method of accounting, (vi) any interest income, (vii) any net gain in respect of any Asset Sale during such period, and (viii) any other non-cash charges.

“Environmental Laws” means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, and permits, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of Hazardous Materials into the environment, including ambient air, surface water, ground water or land, or otherwise relating to treatment, storage, disposal, transport or handling of Hazardous Materials or the clean-up or other remediation thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Group Person” means the Parent, Company and its Subsidiaries.

“Event of Default” has the meaning provided in Section 10.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Financial Officer” of any specified Person means its chief executive officer, chief financial officer, chief operating officer, chairman, president, treasurer, controller or any of its vice presidents whose primary responsibility is for its financial affairs, in each case whose incumbency and signatures have been certified to the Purchaser by the secretary or other appropriate attesting officer of such specified Person.

“Financing Documents” means this Agreement, the Note, the Warrant, the Warrantholders Rights Agreement; the Pledge Agreement, and the other agreements and documents executed pursuant thereto.

“First Amendment to Merger Agreement” means that certain First Amendment to Merger Agreement, dated of even date herewith, by and among Company, HM Acquisition Corp. and HealthMont.

“Funded Debt” means, with respect to any Person, without duplication, (a) all Indebtedness for borrowed money and (b) all Indebtedness evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, in each case, that by its terms matures more than one (1) year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one (1) year from, the date of creation thereof, and specifically including, without limitation, all obligations with respect to capital leases, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one (1) year at the option of the debtor, and also including, in the case of the Company, the Obligations and, without duplication, any obligation guaranteeing any Funded Debt of other Persons; provided, however, all Indebtedness arising from the Dexter Hospital Lease and the Beldray Lease shall not constitute Funded Debt.

“GAAP” means generally accepted accounting principles in the United States of America as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board.

“Governmental Authority” means any federal, state, local, foreign or other governmental or administrative (including self-regulatory) body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body including, without limitation, those governing the regulation and protection of the environment, whether now or hereafter in existence, or any officer or official thereof.

“Hazardous Material” means any pollutant, toxic or hazardous material or waste which is regulated or defined by any Environmental Law, including any “hazardous substance” or “pollutant” or “contaminant” as defined in section 101(14) of CERCLA or any other Environmental Law or regulated as toxic or hazardous under RCRA or any other Environmental Law including, without limitation petroleum and any fraction thereof.

“HealthMont” means HealthMont, Inc, a Tennessee corporation.

“HealthMont Loan Documents” means that certain Loan Agreement, dated of even date herewith, among the Company and HealthMont, and all other agreements and documents executed in connection therewith or related thereto (other than that certain Management Agreement, among the Company and HealthMont).

“Indebtedness” of a Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and liabilities arising and paid in the ordinary course of business, (iv) all capital leases of such Person, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (vi) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (viii) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, and (ix) all Indebtedness of others guaranteed by such Person.

“Indemnified Person” has the meaning provided in Section 12.

“Indemnifying Person” has the meaning provided in Section 12.

“Leverage Ratio” means, with respect to the Company and its Subsidiaries, on a consolidated basis for any fiscal quarter, the ratio obtained by dividing (a) Funded Debt as of the last day of such fiscal quarter, by (b) EBITDA for the four fiscal quarter period ending as of the last day of such fiscal quarter.

“Lien” means, with respect to any specified Person:

(a)    any lien, encumbrance, mortgage, pledge, charge or security interest of any kind upon any property or assets of such specified Person, whether now owned or hereafter acquired, or upon the income or profits therefrom;

(b)    the acquisition of, or the agreement to acquire, any property or asset upon conditional sale or subject to any other title retention agreement, device or arrangement (including a capital lease);

(c)    the sale, assignment, pledge or transfer for security of any accounts, general intangibles or chattel paper of such specified Person, with or without recourse; and

(d)    the transfer of any tangible property or assets for the purpose of subjecting such items to the payment of previously outstanding Indebtedness in priority to payment of the general creditors of such specified Person.

“Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, in the form attached hereto as Exhibit C.

“Material Adverse Effect” means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the financial condition, operations, business, properties or prospects of the Company and each of its Subsidiaries, taken as a whole, exclusive of events affecting the economy generally, (ii) the rights and remedies of Purchaser under the Financing Documents, or the ability of the Company or its Subsidiaries to perform its obligations under any of the Financing Documents to which it is a party, as applicable, or (iii) the legality, validity or enforceability of any Financing Document.

“Material Debt” has the meaning provided to such term in Section 10.1(g).

“Merger” means the merger of HealthMont with and into HM Acquisition Corp. pursuant to the Merger Agreement.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated October 15, 2002, by and among Company, HM Acquisition Corp. and HealthMonth, as amended by the First Amendment to Merger Agreement.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” as defined in section 4001(a)(3) of ERISA.

“Note” has the meaning provided in the preamble to this Agreement.

“Obligations” means, collectively, all amounts now or hereafter owing to Purchaser by the Company arising under or in connection with this Agreement, the Note, or any other Financing Document, including without limitation, the unpaid principal balance of the Note and all interest, fees, expenses and other charges relating thereto or accruing thereon, as well as any and all other indebtedness, liabilities, and obligations of the Company, whether direct or indirect, absolute or contingent, or liquidated or unliquidated, which may be now existing or may hereafter arise under or as a result of any of the Financing Documents, and any and all renewals, extensions, modifications or refinancings of any of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Contest” means any good faith contest in which the Company reasonably believes that (i) it will prevail on the merits in its challenge of the assessment of Taxes or any other item that could result in Liens or other encumbrances on its or any of its Subsidiaries’ assets, (ii) the amount of any single Permitted Contest does not exceed $100,000, and (iii) the aggregate amount in controversy in all Permitted Contests does not exceed $100,000 without the written consent of Purchaser.

“Person” means any present or future natural person or any corporation, association, partnership, joint venture, limited liability, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

“Plan” means, at any date, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by any ERISA Group Person within six years prior to such date.

“Purchaser” has the meaning provided in the preamble to this Agreement, and shall include any Person to whom Purchaser transfers any interest in the Note.

“Related Transactions” means (x) the advance of up to $1,100,000 by the Company to HeathMont, and (y) the Merger.

“Related Transaction Documents” means all the documents executed and delivered in connection with the Related Transactions; including without limitation, HealthMonth Loan Documents.

“Reportable Event” means any of the events set forth in Section 4043(b) of ERISA.

“Restricted Payment” means (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person’s Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person’s Stock or any other payment or distribution made in respect thereof, either directly or indirectly except for cashless exercise payments under any employee benefit plan approved by the compensation committee of the Company’s Board of Directors, (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Person now or hereafter outstanding (other than with respect to the Warrant or the shares of Stock issued pursuant thereto); (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person’s Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (e) any payment, loan, contribution, or other transfer of funds or other property to any stockholder of such Person (other than Purchaser) other than (i) payments of compensation in the ordinary course of business to stockholders who are employees of such Person, (ii) payments approved by the compensation committee of the Company’s Board of Directors, and (iii) any other payments specifically permitted by the terms of Section 9.6; (f) any payment or prepayment on account of the principal of, premium, if any, or interest, fees, or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, or similar payment and any claim for rescission with respect to, any Indebtedness convertible into such Person’s Stock, or on any Indebtedness subordinated in right of payment to the Obligations, and (g) any payment of management or servicing fees (or other fees of a similar nature) by such Person to any Stockholder (other than Purchaser) of such Person or any Affiliate of such Stockholder (other than Purchaser’s Affiliates) in excess of $2,000,000 in aggregate in any fiscal year.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock” means all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended).

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Taxes” means taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on or measured by the net income of Purchaser by the jurisdictions under the laws of which Purchaser is organized or conduct business or any political subdivision thereof.

“Temporary Cash Investments” means any Investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, (ii) commercial paper rated at least A-1 by Standard & Poor’s Rating Group and P-1 by Moody’s Investors Service, Inc., (iii) time deposits with, including certificates of deposit issued by, any office located in the United States of any bank or trust company which is organized under the laws of the United States or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000 and which issues (or the parent of which issues) certificates of deposit or commercial paper with a rating described in clause (ii) above, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, provided in each case that such Investment matures within one year from the date of acquisition thereof by the Company or any of its Subsidiaries or (v) any money market or mutual fund that invests only in the foregoing and the manager of which and the liquidity of which is reasonably satisfactory to Purchaser.

“Warrant” means the warrant issued with respect to the Note in substantially the form attached as Exhibit B hereto.

“Warrant Shares” means the Common Stock for which the Warrant may be exercised.

“Warrantholders Rights Agreement” means that certain Warrantholders Rights Agreement, dated of even date herewith, by and between Company and Purchaser, substantially in the form attached as Exhibit D hereto.

“Written” or “in writing” means any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

12.    INDEMNIFICATION.

The Company and each of its Subsidiaries agree to indemnify and hold harmless Purchaser and each holder of the Note and each person, if any, which controls the holder of the Note within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each of their respective affiliates, directors, officers, employees and each Person, if any, who controls any purchaser from and against any and all losses, claims, damages, liabilities and reasonable expenses (including without limitation legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, which fees and expenses shall be reimbursed as incurred from time to time) arising from actual or threatened claims, actions, proceedings or investigations (whether or not any such person is named as a party to any such claim, action, proceeding or investigation) relating (i) to this Agreement or the transactions contemplated hereby or referred to herein by reason of their being a holder of the Note (other than disputes or claims among or involving only holder of the Note), or to any use made or proposed to be made by the Company of the proceeds of the Note, or (ii) to any breach by the Company of a representation, warranty or covenant contained herein or in any certificate delivered pursuant to the provisions hereof or (iii) to the failure of the Company or its Subsidiaries to perform in all material respects any agreement set forth herein, but in all cases as set forth in this Section 12, excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful malfeasance of such Indemnified Person (defined below); provided, however, that the foregoing indemnity shall not apply to litigation commenced by the Company against Purchaser or any holder of the Note which seeks enforcement of any of the rights of the Company hereunder or under any other Financing Document and is determined adversely to Purchaser or any holder of the Note in a final nonappealable judgment. Further, should any employees of a holder of the Note be involved in any legal action, proceeding or investigation in connection with the transactions contemplated by this Agreement, the Company agrees to compensate such holder of the Note in an amount to be mutually agreed upon per employee per day for each day or portion thereof that such employee is involved in preparation and testimony pertaining to any such legal action, proceeding or investigation.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand, shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to the preceding paragraph, such person (the “IndemnifiedPerson”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person shall be entitled to participate in such suit, action, proceeding, claim or demand, and, after written notice from the Indemnifying Person to the Indemnified Person, to assume and control the investigation or defense of such suit, action, proceeding, claim or demand with counsel of the Indemnifying Person’s choice at the expense of the Indemnifying Person. Notwithstanding the Indemnifying Person’s election to assume the defense or investigation of such suit, action, proceeding, claim or demand, the Indemnified Person shall have the right to employ, at its sole cost and expense, separate counsel and to participate in the defense or investigation of such suit, action, proceeding, claim or demand. The Indemnifying Person shall bear the expense of such separate counsel and the Indemnified Person shall control its own defense or investigation if (i) in the written opinion of counsel to the Indemnified Person there could reasonably be expected to be a conflict of interest between the Indemnifying Person and the Indemnified Person, (ii) the Indemnifying Person shall not have employed counsel to represent the Indemnified Person within a reasonable time after notice of the commencement of any such litigation or proceeding or (iii) the Indemnifying Person shall authorize the Indemnified Person to employ separate counsel at the expense of the Indemnifying Person. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its consent (which will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or reasonably could have been a party and indemnity reasonably could have been sought hereunder by such Indemnified Person, unless such settlement included an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

If for any reason the foregoing indemnity is unavailable to any Indemnified Person or insufficient to hold it harmless as contemplated by the foregoing then the Indemnifying Person shall contribute to the amount paid or payable by the Indemnified Party as a result of any claim in such proportion as is appropriate to reflect the relative benefits received or sought to be received by the Indemnifying Person on the one hand and such Indemnified Person on the other hand, or, if such allocation or liabilities with respect to contributions shall be held to be unenforceable, then in such proportion as is appropriate to reflect such relative benefits but also the relative fault of the Indemnifying Person and such Indemnified Person, as well as any other relevant equitable considerations.

The indemnity agreements contained in this Section 12 are in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

The indemnity agreements contained in this Section 12 and the representations and warranties of Company and Purchaser set forth in this Agreement shall survive (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any holder or any person controlling any holder or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for the Note.

13.    EFFECTIVENESS.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

14.    RESTRICTIVE LEGENDS.    The Warrant shall bear a legend in substantially the following form:

THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO AND HAVE THE BENEFIT OF A WARRANTHOLDERS RIGHTS AGREEMENT DATED AS OF MARCH     , 2003 AMONG SUNLINK HEALTH SYSTEMS, INC. AND THE HOLDER HEREOF, A COPY OF WHICH IS ON FILE WITH SUNLINK HEALTH SYSTEMS, INC.

15.    MISCELLANEOUS.

15.1    Note Payments.    So long as Purchaser shall hold the Note, Company will make payments of principal thereof and interest thereon, which comply with the terms of this Agreement and the Note, not later than 2:00 P.M. (Atlanta, Georgia time) on the date when due in Dollars, by wire transfer of immediately available funds for credit to the account of Purchaser, or such other account or accounts in the United States as Purchaser may designate in writing, notwithstanding any contrary provision herein or in the Note with respect to the place of payment. Purchaser agrees that before disposing of the Note, it will make a notation thereon (or on a schedule attached hereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid. The Company agrees to afford the benefits of this Section 15.1 to any transferee which shall have made the same agreement as Purchaser have made in this Section 15.1.

15.2    Expenses.    Whether or not the transactions herein contemplated are consummated, the Company agrees to pay all reasonable out-of-pocket costs and expenses, actually incurred, of Purchaser in connection with the negotiation, preparation, execution and delivery of this Agreement and the documents and instruments referred to herein and any amendment, waiver or consent relating hereto (including the reasonable fees and disbursements of Kilpatrick Stockton LLP and each of Purchaser’s other advisors), including, without limiting the generality of the foregoing, all reasonable costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Note, the Warrant and this Agreement, (ii) in connection with the printing (including reasonable word processing and duplication costs) and delivery of this Agreement, the Warrant and the Note, and (iii) the reasonable fees and expenses of the attorneys for the holder of the Note incurred in connection with the enforcement of this Agreement, the Warrant and the Note (including any such reasonable costs, fees and expenses incurred in connection with any “workout” or other restructuring of the Company’s obligations in respect of the Note or in connection with any bankruptcy, reorganization or similar proceeding with respect to the Company or its Subsidiaries). The obligations of the Company under this Section 15.2 shall survive the transfer of the

Note or portion thereof or interest therein by Purchaser or any transferee and the payment of the Note.

15.3    Consent to Amendments, Waivers.    Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of Purchaser.

   Any such amendment or waiver shall be binding upon each future holder of the Note and upon the Company, whether or not the Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

15.4    Transfer of Note; Lost Note.    Subject to applicable laws, Purchaser may transfer any or all of its interests in the Note, provided, however, that each transferee of the Note shall comply with the last sentence of Section 15.8. The Company shall keep at its principal office a register in which the Company shall provide for the registration of Note and of transfers of Note. Upon surrender for registration of transfer of the Note at the principal office of the Company, the Company shall, at its expense, promptly execute and deliver one or more new notes of like tenor and of a like aggregate principal amount, registered in the name of such transferee or transferees. At the option of the holder of the Note, the Note may be exchanged for other notes of like tenor and of any authorized denominations, of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever the Note is so surrendered for exchange, the Company shall, at its expense, promptly execute and deliver the note which the holder making the exchange is entitled to receive. If surrendered for registration of transfer or exchange, the Note shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of the Note or such holder’s attorney duly authorized in writing. Any note or notes issued in exchange for the Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any note of the loss, theft, destruction or mutilation of such note and, in the case of any such loss, theft or destruction, upon receipt of such holder’s indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such note, the Company will promptly make and deliver a new note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. If required by the Company, such holder must furnish to the Company an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a note is replaced. The Company may charge such holder for its expenses in replacing a note.

15.5    Persons Deemed Owners.    Prior to due presentment for registration of transfer, the Company may treat the Person in whose name the Note is registered as the owner and holder of the Note for the purpose of receiving payment of principal of and premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not the Note shall be overdue, and the Company shall not be affected by notice to the contrary.

15.6    Survival of Representations and Warranties; Entire Agreement.    All representations and warranties contained herein or made in writing by or on behalf of the Company or Purchaser in connection herewith shall survive the execution and delivery of this Agreement, the Note and the Warrant, the transfer by Purchaser of the Note, the Warrant or any portion thereof or interest therein, the payment of the Note and the exercise of the Warrant, and may be relied upon, as of the date made, by any transferee, regardless of any investigation made at any time by or on behalf of Purchaser or any transferee, until such time as the Note and all other amounts owed hereunder have been paid in full. Subject to the preceding sentence, this Agreement, the Note and the Warrant embody the entire agreement and understanding between Purchaser and Company and supersede all prior agreements and understandings relating to the subject matter hereof.

15.7    Successors and Assigns.    All covenants and other agreements in this Agreement contained by or on behalf of either of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferees, subject to Section 15.4 hereof) whether so expressed or not; provided that the Company may not, directly or indirectly (by merger or otherwise), assign or otherwise transfer any of its obligations hereunder or under the Note without the express prior written consent of Purchaser.

15.8    Descriptive Headings.    The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

15.9    Notices.    Except as otherwise expressly provided herein, all notices and other communications hereunder shall be in writing (including telegraphic, telex, telecopier electronic mail or cable communication) and mailed, telecopied, emailed or delivered, if to the Company, to SunLink Health Systems, Inc., 900 Circle 75 Parkway, Suite 1300, Atlanta, Georgia 30339, Attention: Mr. Robert M. Thornton, Jr., Facsimile: (770) 933-7010, with a copy to Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, Suite 3100, Atlanta, Georgia 30309, Attention: M. Timothy Elder, Esq., Facsimile: (404) 685-6832; and if to Purchaser, to: Chatham Investment Fund I, LLC, c/o Chatham Capital Management, LLC, 100 Galleria Parkway, Suite 270, Atlanta, Georgia 30339, Attention: Mr. Brian G. Reynolds, Facsimile: (770) 980-0503. Notices to any subsequent holder of the Note shall be sent to the person at the address specified by such holder to the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by telecopier or electronic mail, when a conformation copy is sent by U.S. Mail or (iii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

15.10    Calculations.    The financial statements to be furnished to Purchaser pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the and Company to Purchaser).

15.11    Counterparts.    This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

15.12    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN.

15.13    Submission to Jurisdiction; Venue; Service of Process.

(a)    Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of Georgia located in Fulton County or of the United States for the Northern District of Georgia, and, by execution and delivery of this Agreement, the Company hereby irrevocably accepts for itself and its Subsidiaries and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. The Company hereby irrevocably waives to the extent not prohibited by applicable law that cannot be waived any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in this clause (a) and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    The Company hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of Georgia.

(c)    Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Purchaser to bring proceedings against the Company in the courts of any other jurisdiction.

15.14    Waiver of Jury Trial.    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY RIGHTS THAT IT MAY HAVE TO CLAIM OR RECEIVE CONSEQUENTIAL OR SPECIAL DAMAGES IN CONNECTION WITH ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE

FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

16.    COLLATERAL MONITORING FEE.    The Company shall pay to Purchaser, for its own account, a monthly collateral monitoring fee equal to $175, payable on the first day of each calendar month after the Closing Date. Each payment of the collateral monitoring fee shall be fully earned and non-refundable when paid.

17.    AGREEMENT CONCERNING ADDITIONAL COLLATERAL.    The Company will at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as the Purchaser may from time to time reasonably request in order to establish, preserve, protect and perfect the estate, right, title and interest of Purchaser in and to all Liens granted in favor of the Company pursuant to the HealthMont Loan Documents. Notwithstanding its foregoing obligations, the Company hereby acknowledges and agrees that it shall hold all such Liens under the HealthMont Loan Documents for the benefit of Purchaser.

(Signature Page to Follow)

If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

Very truly yours,

COMPANY:

SUNLINK HEALTH SYSTEMS, INC.

By: Name: Title:

Accepted:    March     , 2003

PURCHASER:

CHATHAM INVESTMENT FUND I, LLC

By: Chatham Capital Management, LLC

       Its:    Manager

By: Name: A member of the Board of Managers

EXHIBIT A

PROMISSORY NOTE

March , 2003	$700,000
Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned (hereinafter referred to as “Maker”) promises to pay to the order of CHATHAM INVESTMENT FUND I, LLC (hereinafter referred to as “Payee”) at Payee’s office located at 100 Galleria Parkway, Suite 270, Atlanta, Georgia 30339, or at such other place as the holder hereof may designate, the principal sum of Seven Hundred Thousand Dollars ($700,000), or so much thereof as shall have been advanced by Payee to Maker under this Promissory Note (this “Note”) and shall be outstanding, together with interest on so much of the principal balance of this Note as may be outstanding and unpaid from time to time at a rate per annum equal to 15% per annum (calculated on the basis of a 360-day year composed of twelve 30-day months).

This Note evidences one or more advances of money that Payee may make, from time to time in its discretion, to Maker (each an “Advance”), and the principal balance of this Note may increase or decrease as such Advances are made and repaid or prepaid, and Maker acknowledges and agrees that there is no commitment or obligation on Payee’s part to make any of such Advances.

The principal balance of this Note shall be payable on March             , 2006. Commencing on March 31, 2003 and on the last day of each month thereafter that this Note shall remain outstanding, interest on this Note shall be payable monthly in arrears and a final payment of interest (if any remains unpaid) shall be due on the date on which the final payment of principal is due hereunder.

During the existence of any Event of Default under this Note, the unpaid principal and accrued interest balance of this Note shall bear interest on each day until paid at the interest rate otherwise in effect under this Note plus, in Payee’s discretion, up to an additional two percentage points (2.0%), but only to the extent that payment of such interest on such principal or interest is enforceable under applicable law.

All payments or prepayments on this Note shall be applied, first, to interest accrued on this Note through the date of such payment or prepayment and then to principal.

Maker may repay the principal balance of this Note in whole or in part at any time without premium or penalty.

The occurrence of any one or more of the following events will constitute a default by Maker hereunder (hereinafter referred to as an “Event of Default”): (i) Maker fails to pay when due any amount payable under this Note, and (ii) the occurrence of any Event of Default under (and as such term is defined in) that certain Note Purchase Agreement, dated as of the date hereof, by and among Maker and Payee.

The obligations of Maker under this Note and that certain Note Purchase Agreement, dated of even date herewith, between Maker and Holder, pursuant to which this Note has been issued, are secured by that certain Pledge Agreement, dated of even date herewith, by and between Maker and Holder.

In case this Note is collected by or through an attorney-at-law, all costs of such collection incurred by the Payee, including reasonable attorney’s fees, shall be paid by Maker.

In no event shall the amount or rate of interest due and payable under this Note exceed the maximum amount or rate of interest allowed by applicable law and, in the event any such excess payment is made by Maker or received by Payee, such excess sum shall be credited as a payment of principal (or if no principal shall remain outstanding, shall be refunded to Maker). It is the express intent hereof that Maker not pay and Payee not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law.

Time is of the essence of this Note. Demand, presentment, notice, notice of demand, notice for payment, protest and notice of dishonor are hereby waived by each and every maker, guarantor, surety and other person or entity primarily or secondarily liable on this Note. Payee shall not be deemed to waive any of its rights under this Note unless such waiver be in writing and signed by Payee. No delay or omission by Payee in exercising any of its rights under this Note shall operate as a waiver of such rights and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (without giving effect to its conflicts of law rules). Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders. Without limiting the generality of the foregoing, should more than one person execute this Note as maker, the word “Maker” as used herein shall include all such persons collectively and each such person individually, and each Maker shall be jointly and severally liable hereunder. “Person” as used herein means any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust or other entity, or any government or any agency or political subdivision thereof. The word “Payee” as used herein shall include transferees, successors and assigns of Payee, and all rights of Payee hereunder shall inure to the benefit of its transferees, successors and assigns. All obligations of Maker hereunder shall bind such Person’s heirs, legal representatives, successors and assigns.

(Signature Page to Follow)

SIGNED, SEALED AND DELIVERED by the undersigned Maker as of the day and year first above set forth.

SUNLINK HEALTH SYSTEMS, INC.

By:

Name:

Its:

(Signature Page to Promissory Note)

EXHIBIT B

FORM OF WARRANT

THIS SECURITY IS NOT BEING REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE HEREUNDER ARE SUBJECT TO AND HAVE THE BENEFIT OF A WARRANTHOLDERS RIGHTS AGREEMENT DATED AS OF MARCH             , 2003 AMONG SUNLINK HEALTH SYSTEMS, INC. AND THE HOLDER HEREOF, A COPY OF WHICH IS ON FILE WITH SUNLINK HEALTH SYSTEMS, INC.

COMMON STOCK WARRANT

OF

SUNLINK HEALTH SYSTEMS, INC.

March     , 2003

Void after March     , 2013

THIS CERTIFIES THAT, for value received, CHATHAM INVESTMENT FUND I, LLC, a Delaware limited liability company (together with any permitted assigns, the “Warrantholder”), is entitled to purchase from SUNLINK HEALTH SYSTEMS, INC., an Ohio corporation (the “Company”), up to 17,500 shares of the Company’s common stock, no par value per share (the “Common Stock”), at an exercise price, unless adjusted in accordance with the provisions hereof (the “Exercise Price”) equal to $0.01 per share; provided that the maximum aggregate Exercise Price payable by Warrantholder hereunder shall not exceed $1,000.00.

Upon delivery of this Warrant, together with payment of the applicable Exercise Price multiplied by the total number of shares of Common Stock thereby purchased (the “Aggregate Exercise Price”), at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the holder hereof, the holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. The date at which the Company receives (i) this Warrant and (ii) payment for the shares of Common Stock, either by payment by check or wire transfer, shall be referred to herein as the “Exercise Date”. All shares of Common Stock which may be issued upon the exercise of this Warrant (“Warrant Shares”) shall, upon issuance, be fully paid, validly issued and non-assessable, free from all taxes, liens and charges.

This Warrant is subject to the following terms and conditions:

1.     Exercise of Warrant.

1.1   Time of Exercise.

(a)    This Warrant may be exercised in whole or in part commencing on the date hereof until March     , 2013.

(b)    The issuance of certificates for shares upon exercise of this Warrant shall be made without charge to the holder thereof for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of the shares.

(c)    The Company shall not close its books against the transfer of this Warrant or of any shares issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

(d)    The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of shares issuable upon the exercise of this Warrant.

1.2   Method of Exercise.  While this Warrant remains outstanding and exercisable in accordance with Section 1.1, the Warrantholder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a)    the surrender of the Warrant at the principal office of the Company; and

(b)    the payment to the Company by wire transfer or check of the Aggregate Exercise Price for all shares of Common Stock purchased.

1.3   Certificates for Shares.  The Company shall, promptly after the Exercise Date, prepare a certificate for the shares of Common Stock purchased in the name of the holder of this Warrant, or as such holder may direct (subject to the restrictions upon transfer contained herein and upon payment by such holder hereof of any applicable transfer taxes). In case the Warrantholder shall exercise this Warrant with respect to less than all of the shares of Common Stock that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such shares and deliver such new warrant to the Warrantholder.

1.4   Warrant Register. The Company shall maintain at its principal executive offices books for the registration and the registration of transfer of Warrants. The Company may deem and treat the Warrantholder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

2.     Certain Adjustments.

2.1   Exercise Price; Adjustment of Number of Shares.  The Exercise Price set forth in Section 1 hereof and the number of shares purchasable hereunder shall be subject to adjustment from time to time as hereinafter provided.

2.2   Stock Splits, Stock Dividends and Reverse Stock Splits.  In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, or shall declare and pay any stock dividend with respect to its outstanding stock that has the effect of increasing the number of outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision or stock dividend shall be proportionately reduced and the number of Warrant Shares purchasable pursuant to this Warrant immediately prior to such subdivision or stock dividend shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

3.     Representations and Warranties of Warrantholder.  Warrantholder hereby represents and warrants that:

3.1   Purchase Entirely for Own Account. This Warrant and the Common Stock issuable upon exercise hereof (collectively, the “Securities”) will be acquired for investment for Warrantholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Warrantholder has no present intention of selling, granting any participation in, or otherwise distributing the same. As of the date hereof, Warrantholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any person with respect to any of the Securities. Warrantholder represents that it has full power and authority to enter into this Warrant.

3.2   Investment Experience.  Warrantholder acknowledges that it is able to protect its own economic interests, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the investment in this Warrant. Warrantholder also represents it has not been organized for the purpose of acquiring this Warrant.

3.3   Accredited Investor.  Warrantholder is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933 (the “Act”).

3.4   Restricted Securities.  Warrantholder understands that the Securities are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the Act such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, Warrantholder represents that it is familiar with Rule 144 promulgated under the Act and understands the resale limitations imposed thereby and by the Act

3.5   Further Limitations on Disposition.  Without in any way limiting the representations set forth above, Warrantholder further agrees not to make any disposition of all or any portion of the Securities unless and until (a) there is then in effect a Registration

Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement, or (b) such disposition will not require registration under the Act.

4.     Miscellaneous.

4.1   Successors and Assigns.  Warrantholder may assign this Warrant in accordance with Section 3.5 above. The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder hereof and of the Common Stock issued upon the exercise hereof.

4.2   No Rights as Shareholder.  No Warrantholder, as such, shall be entitled to vote or receive dividends or be deemed to be a shareholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

4.3   No Fractional Shares.  No fractional share shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay Warrantholder a sum in cash equal to the fair market value of such fraction on the date of exercise.

4.4   Replacement.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will execute and deliver, in lieu thereof, a new Warrant of like data and tenor.

4.5   Business Days.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

4.6   Governing Law.  This Warrant shall be governed by the internal laws of the State of Georgia, as applied to contracts between residents of Georgia and to be performed entirely within Georgia, without regard to the application of conflict of law rules.

4.7   Agreement by Warrantholder.  Receipt of this Warrant by the Warrantholder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

4.8   Amendment.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holder hereof.

4.9.   Stock Certificate Legends.  Each certificate representing shares of Common Stock issued pursuant to this Warrant shall bear the following legends:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT, AND SUCH LAWS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

SUNLINK HEALTH SYSTEMS, INC.

By:

Name:

Its:

EXHIBIT C

FORM OF PLEDGE AGREEMENT

(To be provided)

C-1

EXHIBIT D

FORM OF WARRANTHOLDERS RIGHTS AGREEMENT

THIS WARRANTHOLDERS RIGHTS AGREEMENT (this “Agreement”) is made as of March     , 2003, by and between SUNLINK HEALTH SYSTEMS, INC., an Ohio corporation (the “Company”), and CHATHAM INVESTMENT FUND I, LLC, a Delaware limited liability company (the “Purchaser”).

WHEREAS, the Company and Purchaser are entering into a Note Purchase Agreement, dated of even date herewith (the “Note Purchase Agreement”) whereby the Company will sell, and the Purchaser will purchase, (x) a promissory note in the original principal amount of $700,000 and (y) a warrant (the “Warrant”) to purchase up to 17,500 shares (the “Warrant Shares”) of the Company’s common stock, no par value (the “Common Stock”); and

WHEREAS, the Note Purchase Agreement requires, as a condition to closing, that the parties hereto enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and the other Financing Documents, the receipt and sufficiency of which is acknowledged, the parties hereto agree as follows:

SECTION 1

REGISTRATION RIGHTS

1.1   Definitions.  Unless otherwise defined herein, terms defined in the Note Purchase Agreement are used herein as therein defined, and the following shall have (unless otherwise provided elsewhere in this Agreement) the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

(a)    The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act;

(b)    The term “Holder” means any person, including, without limitation, the Purchaser, owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 of this Agreement.

(c)    The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended, or successor statute, (the “Securities Act”), and the declaration or ordering of effectiveness of such registration statement or document.

(d)  The term “Registrable Securities” means the Warrant Shares and any other shares of Common Stock issuable or issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Warrant Shares; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Warrant Shares or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

(e)  The term “SEC” means the Securities and Exchange Commission.

1.2   [Intentionally omitted].

1.3   Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than Holder) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, an offering or sale of securities pursuant to a Form S-4 (or successor form) registration statement or an SEC Rule 145 transaction), the Company shall, at such time, promptly give Holder written notice of such registration. Upon the written request of Holder given within twenty (20) days after mailing of such notice by the Company, the Company shall, subject to the provisions of Section 1.8, use its best efforts to cause to be registered under the registration referred to in the prior sentence under the Securities Act all of the Registrable Securities that Holder has requested to be registered.

1.4   [Intentionally omitted].

1.5   Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)  Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of Holder, keep such registration statement effective for up to one hundred eighty (180) days, but no later than the date that all such securities registered under the registration statement have been sold thereunder.

(b)  Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for up to one hundred eighty (180) days, but no later than the date that all such securities registered under the registration statement have been sold thereunder.

(c)  Furnish to Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by Holder; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering, and Holder shall also enter into and perform its obligations under such an agreement.

(f)  Notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue until the earlier of (i) the sale of all Registrable Securities registered pursuant to the registration statement of which such prospectus forms a part or (ii) the withdrawal of such registration statement.

(g)  Cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h)  Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i)  Use its best efforts to furnish, at the request of Holder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to Holders.

1.6    Furnish Information.    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of Holder that Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Holder’s Registrable Securities.

1.7    Expenses of Registration.

(a)    [Intentionally omitted].

(b)    Expenses of Company Registration.All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 for Holder, including (without limitation) all registration, filing, and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of counsel for Holder, shall be borne by the Company.

(c)    [Intentionally omitted].

1.8    Underwriting Requirements.    In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of Holder’s securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by Holder to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned (i) first, to the shares of the Company’s capital stock proposed to be sold by the Company, and (ii) second, to the shares of the Company’s capital stock proposed to be sold by the Purchaser, but in no event shall (x) the amount of Registrable Securities of Holder included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering and (y) any party sell securities in such registration other than the Company and Holder. The Company shall advise Holder as to the number of shares or securities that may be included in the registration and underwriting as allocated in the foregoing manner. If Holder disapproves of the terms of any such underwriting, Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

1.9    Delay of Registration.    Holder shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10    Indemnification.    In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)    To the extent permitted by law, the Company will indemnify and hold harmless Holder, each of Holder’s officers, directors and partners, any “underwriter” (as defined in the Securities Act) for Holder and each person, if any, who controls Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in such registration statement or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (iii) the omission or alleged omission to state in any preliminary prospectus or final prospectus a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person. The indemnity agreement contained in this paragraph shall not apply to the extent that any loss, claim, damage, liability, or action, at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that the Company provided a registration statement or prospectus to Holder in a timely manner prior to such sale and it was the responsibility of Holder under the Securities Act to provide the prospective transferee with a current copy of the registration statement or prospectus and such registration statement or prospectus would have cured the defect giving rise to such loss, claim, damage, liability or action.

(b)    To the extent permitted by law, Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Holder expressly for use in connection with such registration or failure of Holder to (including, but not limited to, any losses, claims, damages, or liabilities incurred at or prior to the written confirmation of the sale of the Registrable Securities concerned to Holder if it is determined that the Company provided a registration statement or prospectus to Holder in a timely manner prior to such sale and it was the responsibility of Holder under the Securities Act to provide the prospective transferee with a current copy of the registration statement or prospectus and such registration statement or prospectus would have cured the defect giving rise thereto); and each Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Holder (which consent shall not be unreasonably withheld); provided further, that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by Holder.

(c)    Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10 only to the extent that such failure to deliver was prejudicial to its ability to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d)    If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided, that in no event shall any contribution by Holder under this subsection 1.10(d) exceed the net proceeds from the offering received by Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)    The obligations of the Company and Holder under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and shall survive the termination of this Agreement and otherwise. No indemnifying party, in the defense of any such loss, claim, change, liability or action, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as a provision thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such loss, claim, damage, liability or action.

1.11    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by Holder.

1.12    Limitations on Subsequent Registration Rights.    From and after the date of this Agreement, the Company shall not, without the prior written consent of Holder, enter into any agreement with any holder or prospective holder of any securities of the Company with respect to the registration of the Company’s securities unless the terms of such agreement provide that (i) the Registrable Securities of Holder shall be included in any registration effected thereunder and (ii) the amount of Registrable Securities of Holder which shall be included in any such registration is not reduced except on a pari passu basis with such holder or prospective holder.

1.13    Reports under Securities Exchange Act of 1934.    With a view to making available to Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Holder to sell securities of the Company to the public pursuant to a registration on Form S-3 or without registration, the Company agrees to:

(a)    make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)    take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable Holder to utilize Form S-3 (or any successor form that provides for short-form registration) for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)    file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(d)    furnish to Holder, so long as Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (or any successor form that provides for short-form registration) (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.14    “Market Stand-Off” Agreement.

(a)    Holder hereby agrees that, during the period of duration (up to, but not exceeding, one hundred eighty (180) days) specified by the Company and an underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Securities Act, Holder shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, (i) such agreement shall be applicable only with respect to an underwritten initial public offering of Common Stock (whether such offer was initiated by the Company or Holder), and (ii) that all officers and directors of the Company, all one percent (1%) or greater security holders, and all other persons with registration rights with respect to the Company’s securities (whether or not pursuant to this Agreement) enter into similar agreements. Notwithstanding the foregoing, Holder shall not be bound by the terms of the this Section 1.14(a)

if any such officer, director, one percent (1%) or greater security holder or other person with registration rights is released, with respect to some or all of the Common Stock or other securities held by it, from the transfer restrictions contained herein. The transfer restrictions contained herein shall not apply to (a) transfers of Common Stock or other securities of the Company to affiliates, provided that any such transferee agrees to be bound by the terms of this Section 1.14(a), (b) sales of any Common Stock or other securities of the Company to a third party in a transaction that is exempt pursuant to a private placement from the registration requirements of the Securities Act of 1933, as amended, provided that any such purchaser agrees to be bound by the terms of this Section 1.14(a), or (c) sales of any Common Stock or other securities of the Company purchased in the open market by Holder following the effective date of the registration of such securities.

(b)    In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period, and Holder agrees that, if so requested, Holder will execute an agreement in the form provided by the underwriter containing terms which are essentially consistent with the provisions of this Section 1.14.

1.15    Termination of Registration Rights.    The right of Holder to request registration pursuant to Sections 1.2 or 1.4 hereof shall terminate on the date that all shares of Registrable Securities held or entitled to be held upon conversion by Holder may immediately be sold under Rule 144 during any 90-day period; provided that the foregoing shall not apply to Holder if it owns more than five percent (5%) of the Company’s outstanding capital stock until such time as Holder owns less than five percent (5%) of the Company’s capital stock.

SECTION 2

ADDITIONAL COVENANTS

The Company hereby acknowledges and agrees that it shall give Holder 30 day prior written notice in accordance with Section 3.7 below of any and all dividends, stock splits, share exchanges or repurchases and rights offerings and all other transactions the Company proposes to effect of any nature whatsoever with respect to more than 5% of its capital stock.

SECTION 3

MISCELLANEOUS

3.1    Enforceability/Severability.    The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nonetheless be held to be prohibited by or invalid under applicable law, such provision shall be effective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

3.2    Remedies.    Each party hereto will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision hereof, and to exercise all other rights existing in its favor. Each party hereto agrees and acknowledges that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that each holder may, in its sole discretion, apply for specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

3.3    Entire Agreement; Successors and Assigns.    This agreement constitutes the entire agreement between the parties hereto relative to the subject matter hereof and supersedes any previous agreement among the parties. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

3.4    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without regard to conflict of law principles.

3.5    Counterparts.    This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

3.6    Headings.    The section headings of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

3.7    Notices.    Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, upon confirmed transmission by telecopier, or delivery by overnight courier, or 5 days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to such party as set forth below the their name on the signature page of this Agreement, or at such other address as the parties may designate by ten (10) days’ advance written notice to the other parties.

3.8    Amendment of Agreement.    Any provision of this Agreement may be amended by a written instrument signed by the Company and by the Purchaser.

3.9    Mutual Waiver of Jury Trial.    THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED THERETO.

IN WITNESS WHEREOF, the parties hereto have executed this Warrantholders Rights Agreement as of the date above set forth.

COMPANY

SUNLINK HEALTH SYSTEMS, INC.

By:

Name:
Title:

Address: 900 Circle 75 Parkway, Suite 1300 Atlanta, Georgia 30339 Attn: Mr. Robert M. Thornton, Jr. Fax. No.: (770) 933-7010

PURCHASER

CHATHAM INVESTMENT FUND I, LLC

By:	Chatham Capital Management, LLC

By:

Name:
Title:	A member of its Board of Managers

Address: c/o Chatham Capital Management, LLC 100 Galleria Parkway, Suite 270 Atlanta, Georgia 30339 Attention: Mr. Brian Reynolds Fax No.: (770) 980-0503